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                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in Registration Statement No. 33-48475 on Form S-3 filed July 30, 1992, Registration Statement No. 33-52301 on Form S-3 filed February 16, 1994, and Registration Statement No. 33-64697 on Form S-3 filed December 1, 1995, of GATX Rail Corporation of our report dated January 23, 2001(except with respect to Note O, as to which the date is March 23, 2001), with respect to the consolidated financial statements and schedule of GATX Rail Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2000.


                                                     ERNST & YOUNG LLP




March 28, 2001
Chicago, Illinois